Exhibit 1

DIRECTORS AND EXECUTIVE OFFICERS OF

CONOCOPHILLIPS AND CONOCOPHILLIPS COMPANY

The following tables set forth the name and present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and citizenship of each director and executive officer of ConocoPhillips and ConocoPhillips Company. The business address of each non-executive director of ConocoPhillips and each person whose principal occupation or employment is with ConocoPhillips or ConocoPhillips Company is c/o ConocoPhillips, 600 North Dairy Ashford Road, Houston, Texas 77079.

Directors of ConocoPhillips	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship
Richard L. Armitage	President Armitage International LLC 2300 Clarendon Blvd., Suite 601 Arlington, Virginia 22201	United States
Richard H. Auchinleck	Non-executive director	Canada
Charles E. Bunch	Non-executive director	United States
John V. Faraci	Non-executive director	United States
Jody Freeman	Archibald Cox Professor of Law Harvard Law School 1575 Massachusetts Ave. Cambridge, Massachusetts 02138	Canada
Gay Huey Evans, OBE	Non-executive director	United States
Ryan M. Lance	Chairman and Chief Executive Officer ConocoPhillips	United States
Arjun N. Murti	Senior Advisor Warburg Pincus LLC 450 Lexington Ave. New York, New York 10017	United States
Robert A. Niblock	Chairman, President and Chief Executive Officer Lowe’s Companies, Inc. 1000 Lowe’s Blvd. Mooresville, North Carolina 28117	United States
Harald J. Norvik	Non-executive director	Norway

Executive Officers of ConocoPhillips	Present Principal Occupation	Citizenship
Janet L. Carrig	Senior Vice President, Legal, General Counsel and Corporate Secretary ConocoPhillips	United States
Ellen R. DeSanctis	Vice President, Investor Relations and Communications ConocoPhillips	United States
Matt J. Fox	Executive Vice President, Strategy, Exploration and Technology ConocoPhillips	United States
Alan J. Hirshberg	Executive Vice President, Production, Drilling and Projects ConocoPhillips	United States
Ryan M. Lance	Chairman of the Board of Directors and Chief Executive Officer ConocoPhillips	United States
Andrew D. Lundquist	Senior Vice President, Government Affairs ConocoPhillips	United States
James D. McMorran	Vice President, Human Resources, Real Estate and Facilities Services ConocoPhillips	United States
Glenda M. Schwarz	Vice President and Controller ConocoPhillips	United States
Don E. Wallette, Jr.	Executive Vice President, Finance, Commercial and Chief Financial Officer ConocoPhillips	United States

Directors of ConocoPhillips Company	Present Principal Occupation	Citizenship
Janet L. Carrig	Senior Vice President, Legal, General Counsel and Corporate Secretary ConocoPhillips Company	United States
Don E. Wallette, Jr.	Executive Vice President, Finance, Commercial and Chief Financial Officer ConocoPhillips Company	United States

Executive Officers of ConocoPhillips Company	Present Principal Occupation	Citizenship
Janet L. Carrig	Senior Vice President, Legal, General Counsel and Corporate Secretary ConocoPhillips Company	United States
Ellen R. DeSanctis	Vice President ConocoPhillips Company	United States

Matt J. Fox	Executive Vice President, Strategy, Exploration and Technology ConocoPhillips Company	United States
Alan J. Hirshberg	Executive Vice President, Production, Drilling and Projects ConocoPhillips Company	United States
Ryan M. Lance	President and Chief Executive Officer ConocoPhillips Company	United States
Andrew D. Lundquist	Senior Vice President, Government Affairs ConocoPhillips Company	United States
James D. McMorran	Vice President ConocoPhillips Company	United States
Glenda M. Schwarz	Vice President and Controller ConocoPhillips Company	United States
Don E. Wallette, Jr.	Executive Vice President, Finance, Commercial and Chief Financial Officer ConocoPhillips Company	United States